Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SigmaTron International, Inc.

Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the SigmaTron International 2011 Employee Stock Option Plan of our report dated July 19, 2011, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2011.

/s/ BDO USA, LLP

BDO USA, LLP

Chicago, Illinois

December 14, 2011